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                                                                   EXHIBIT 10.42

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (the "AGREEMENT") is made and entered into as of the 4th day of November, 1996, by and between Aasche Transportation Services, Inc., a Delaware corporation, having its principal offices at 10214 North Mt. Vernon Road, Shannon, Illinois 61078 ("EMPLOYER") and Dan Wright ("EXECUTIVE").


                                    RECITALS

     A. The Employer desires that the Executive provide services for the benefit of the Employer and the Executive desires to accept such employment with the Employer.

     B. The Employer and the Executive acknowledge that the Executive will be a member of the senior management of the Employer and, as such, will participate in implementing the Employer's business plan.

     NOW, THEREFORE, in consideration of the above premises and the following mutual covenants and conditions, the parties agree as follows:

     1. Employment. The Employer shall employ the Executive as Chief Operating Officer of Employer and the Executive hereby accepts such employment on the following terms and conditions.

     2. Duties. The Executive shall work for the Employer in a full-time capacity. The Executive shall, during the term of this Agreement, have the duties, responsibilities, powers, and authority customarily associated with the position of Chief Operating Officer. The Executive shall report to, and follow the direction of, the Chairman. In addition to, or in lieu of, the foregoing, the Executive shall also perform such other and unrelated services and duties as may be assigned to him from time to time by the Board of Directors. The Executive shall diligently, competently, and faithfully perform all duties, and shall devote his entire business time, energy, attention, and skill to the performance of duties for the Employer and will use his best efforts to promote the interests of the Employer; provided the Executive shall be entitled to devote time to outside boards of directors, personal investments, and professional activities, to the extent such activities do not unduly interfere with his duties hereunder.

     3. Term of Employment. This Agreement shall be entered into for a period of two (2) years (the "INITIAL TERM") automatically, commencing November 4, 1996 (the "EFFECTIVE DATE"). The term of employment shall be renewed for successive periods of one (1) year (a "RENEWAL TERM") after the expiration of the Initial Term and any subsequent Renewal Term, unless the Board of Directors provides the Executive, or the Executive provides the Board of Directors, with written notice to the contrary at least ninety (90) days prior to the end of the Initial Term or any Renewal Term.
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     4.   Compensation.

          A. Salary. The Employer shall pay the Executive an annual salary of $95,000 (the "SALARY"), payable in substantially equal installments in accordance with the Employer's payroll policy from time to time in effect. The Executive's Salary shall be subject to any payroll or other deductions as may be required to be made pursuant to law, government order, or by agreement with, or consent of, the Executive.

          B. Bonus. For 1997 and all subsequent fiscal years, the Executive shall participate in the Employer's Executive Bonus Plan, to be established by the Compensation Committee of the Board of Directors.


          C. Other Benefits. During the term of this Agreement, the Employer shall:

               (1) include the Executive in any life insurance, disability insurance, medical, dental or health insurance, pension and retirement plans and other benefit plans or programs (including, if applicable, any excess benefit or supplemental executive retirement plans) maintained by the Employer for the benefit of its executives;

               (2) provide the Executive with paid vacation in accordance with the Employer's standard vacation policy per annum; and

               (3) provide the Executive with an automobile expense reimbursement allowance of $600 per month.

               (4) permit the Executive to participate in the Employer's Stock Option Plan and receive grants of options to purchase stock of 15,000 as of the date hereof and 20,000 on each anniversary of the Effective Date during the Initial Term and any Renewal Term which options shall be governed by the terms of such plan.

     5. Expenses. The Employer shall reimburse the Executive for all reasonable and approved expenses, provided the Executive submits paid receipts or other documentation acceptable to the Employer and as required by the Internal Revenue Service to qualify as ordinary and necessary business expenses under the Internal Revenue Code of 1986, as amended.

     6. Termination. Notwithstanding anything in Paragraph 3 of this Agreement to the contrary, the Executive's services shall terminate upon the first to occur of the following events:

          A. At the end of the term of this Agreement, including any Renewal Terms.

          B. Upon the Executive's date of death or the date the Executive is given written notice that he has been determined to be "disabled" by the Employer. For purposes of this Agreement, the Executive shall be deemed to be "disabled" if the Executive, as a result of



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     illness or incapacity, shall be unable to perform substantially his required duties for a period of four (4) consecutive months or for any aggregate period of six (6) months in any twelve (12) month period.

          C. On the date the Employer provides the Executive with written notice that he is being terminated for "cause." For purposes of this Agreement, the Executive shall be deemed terminated for "cause" if the Employer terminates the Executive after the Executive:

               (1) shall have committed any felony including, but not limited to, a felony involving fraud, theft, misappropriation, dishonesty, or embezzlement of the Employer's property; or

               (2) shall have committed intentional acts that causes material damage to the property, goodwill or business of the Employer.

          D. On the date the Executive terminates his employment for any reason, provided that the Executive shall give the Employer sixty (60) days written notice prior to such date of his intention to terminate this Agreement.

          E. On the date the Employer terminates the Executive's employment for any reason, provided that the Employer shall give the Executive sixty
     (60) days written notice prior to such date of its intention to terminate this Agreement.

     7.   Compensation Upon Termination.

          A. If the Executive's services are terminated pursuant to Paragraph 6A, 6B, 6C or 6D, the Executive shall be entitled to his Salary through the final date of active employment, plus any accrued but unused vacation pay. Additionally, the Executive shall also be entitled to any benefits mandated under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Employer and to which the Executive is a party or in which the Executive is a participant.

          B. If the Executive's services are terminated pursuant to Paragraph 6E, the Executive shall be entitled to his Salary through the final date of the Initial Term plus any accrued but unused vacation pay. The Executive shall also be entitled to any benefits mandated under COBRA or required under the terms of any death, insurance, or retirement plan, program, or agreement provided by the Employer and to which the Executive is a party or in which the Executive is a participant.


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     8.   Noncompetition

          A. Executive agrees that at all times during the Initial Term and any Renewal Term and for the period after the expiration or termination of this Agreement during which the Executive is receiving payments pursuant to Paragraph 7B (the "NON-COMPETITION PERIOD"), Executive will not, except on behalf of a member of Employer or any direct or indirect parent or subsidiary of Employer now or hereafter existing (collectively referred to herein as the "EMPLOYER GROUP"), Participate, directly or indirectly, in any Restricted Business. For purposes of this Agreement, (A) the term "PARTICIPATE" means to have any direct or indirect interest, participation or involvement, whether as an officer, director, Executive, partner, sole proprietor, agent, representative, independent contractor, consultant, franchiser, franchisee, creditor, owner or otherwise; provided that Participate does not mean owning not more than 1% of the outstanding stock of any class of any Restricted Business the ownership interests of which are publicly traded, so long as Executive does not have any active participation in the business or management of such entity; and (B) the term "RESTRICTED BUSINESS" means any enterprise, venture or proprietorship engaged in or which proposes to engage in the business of providing transportation services anywhere in North America to any "Customer" (as defined herein) or any "Prospective Customer" (as defined herein) of the Employer Group. As used herein, "CUSTOMER" shall mean any person, firm or entity that purchased any type of service from the Employer Group within the twelve (12) month period immediately preceding termination of Executive's employment. As used herein, "PROSPECTIVE CUSTOMER" shall mean any person, firm or entity that was contacted or solicited within the twelve (12) month period immediately preceding termination of Executive's employment for the purpose of having such person, firm or entity become a customer of the Employer Group.

          B. During the Non-Competition Period, Executive shall not, either directly or indirectly, on his own behalf or on behalf of anyone other than a member of the Employer Group solicit or attempt to solicit any Customer or Prospective Customer of the Employer Group.

          C. During the Non-Competition Period and for a period of one (1) year thereafter, Executive shall not, either directly or indirectly on his own behalf or on behalf of anyone other than a member of the Employer Group (i) induce or attempt to induce any employee of any member of the Employer Group to leave their employ or in any way interfere with the relationship between any member of the Employer Group and any of its employees or (ii) take any action that primarily is designed or intended to have the effect or discouraging any lessor, licensor, licensee, customer, supplier, or other business relation of any member of the Employer Group from maintaining the same business relationship as it then maintains with such member.

     9. Notices. Any and all notices required in connection with this Agreement shall be deemed adequately given only if in writing and (a) personally delivered, or sent by first class,

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registered or certified mail, postage prepaid, return receipt   requested or by
recognized overnight courier; (b) sent by facsimile, provided a hard copy is mailed on that date to the party for whom such notices are intended; or (c) sent by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earliest of (a) the date it shall be delivered to the address required by this Agreement; (b) the date delivery shall have been refused at the address required by this Agreement; (c) with respect to notices sent by mail or overnight courier, the date as of which the Postal Service or overnight courier, as the case may be, shall have indicated such notice to be undeliverable at the address required by this Agreement; or (d) with respect to a facsimile, the date on which the facsimile is sent and receipt of which is confirmed. Any and all notices referred to in this Agreement, or which either party desires to give to the other, shall be addressed to his residence in the case of the Executive, or to its principal office in the case of the Employer.

     10. Waiver of Breach. A waiver by the Employer of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver or estoppel of any subsequent breach by the Executive. No waiver shall be valid unless in writing and signed by an authorized officer of the Employer.

     11. Assignment. The Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.

     12. Entire Agreement. This Agreement sets forth the entire and final agreement and understanding of the parties and contains all of the agreements made between the parties with respect to the subject matter hereof.. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto, with respect to the subject matter hereof. No change or modification of this Agreement shall be valid unless in writing and signed by the Employer and the Executive. If any provision of this Agreement shall be found invalid or unenforceable for any reason, in whole or in part, then such provision shall be deemed modified, restricted, or reformulated to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified, restricted, or reformulated or as if such provision had not been originally incorporated herein, as the case may be. The parties further agree to seek a lawful substitute for any provision found to be unlawful.

     13. Headings. The headings in this Agreement are inserted for convenience only and are not to be considered a construction of the provisions hereof.

     14. Execution of Agreement. This Agreement may be executed in several counterparts, each of which shall be considered an original, but which when taken together, shall constitute one agreement.



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     15.  Recitals.  The recitals to this Agreement are an integral part hereof and shall be considered as substantive and not precatory language.

     16.  Due Authorization.  The Employer hereby warrants and represents that
(a) the execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Employer, (b) the Employer has the requisite power and authority to execute, deliver, and perform this Agreement, (c) this Agreement is a valid and legally binding obligation of the Employer, enforceable against the Employer in accordance with its terms, and (d) any legal or other fees incurred in the preparation of this Agreement shall be borne by the Employer.

     17. Governing Law. This Agreement shall be governed by the laws of the State of Illinois, without reference to its conflict of law provisions, and any court action commenced herein shall have as its venue the County of Cook, Illinois.

     IN WITNESS WHEREOF, the parties have set their signatures on the 4th day of November, 1996.

EMPLOYER:                               EXECUTIVE:

AASCHE TRANSPORTATION SERVICES, INC.


By:  s/s Larry L. Asche                      s/s Dan Wright
     ------------------------                --------------------------
     Larry L. Asche, Chairman                Dan Wright
     Address:                                Address:
     10214 N. Mt. Vernon Road
     Shannon, Illinois 61078                 --------------------------
     Fax: (815) 864-2421                     --------------------------
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